As filed with the Securities and Exchange Commission on August 24, 2000.
                                                Registration No.333-___________

                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549
                             _________________________

                                      FORM S-8


               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              _________________________

                             CEC ENTERTAINMENT, INC.
               (Exact name of registrant as specified in its charter)


             Kansas                                   48-0905805
    (State or other jurisdiction of          (IRS Employer Identification No.)
     incorporation or organization)


     4441 West Airport Freeway                        75062
     Irving, Texas                                  (Zip Code)
     (Address of principal
      executive offices)


                              CEC ENTERTAINMENT, INC.
                       1997 NON-STATUTORY STOCK OPTION PLAN
                              (Full title of the plan)

                                Richard M. Frank
               Chairman of the Board and Chief Executive Officer
                            CEC Entertainment, Inc.
                            4441 West Airport Freeway
                              Irving, Texas 75602
                                (972) 258-8507


(Name, address and telephone number, including area code, of agent for service)

                                  with a copy to:

                                 Kathryn D. Watson
                           Winstead Sechrest & Minick P.C.
                                5400 Renaissance Tower
                                   1201 Elm Street
                                 Dallas, Texas 75270
                                 --------------------

                             CALCULATION OF REGISTRATION FEE

                                       Proposed      Proposed
                                       maximum        maximum        Amount of
Title of securities   Amount to be  offering price   aggregate      registration
to be registered (1)   registered    per share(2)  offering price(2)    fee
--------------------  ------------  -------------- ---------------   ----------
Common stock, par       350,000
value $.10 per share    shares       $29.3125       $10,259,375.00    $2,708.50



       (1) Shares of common stock of CEC Entertainment, Inc. (the "Company"), par value $.10 per share (the "Common Stock"), being registered hereby relate to the CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

       (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on August 16, 2000, as reported on the New York Stock Exchange.



                            INCORPORATION BY REFERENCE


  The 350,000 shares of Common Stock being registered hereby shall be issued under the Plan, which was amended effective June 22, 2000, to increase the number of shares of Common Stock available for issuance under the Plan. Pursuant to Instruction E of Form S-8, the contents of the Company's Registration Statements on Form S-8, as filed with Securities and Exchange Commission (the "Commission") on November 26, 1997, Registration No. 333-41039, and on July 23, 1999, Registration No. 333-8369, are incorporated by reference herein.


Item 8.  Exhibits.

The following are filed as exhibits to this Registration Statement:


Exhibit No.      Description
-----------      -----------

4.1              CEC Entertainment, Inc. 1997 Non-Statutory Stock
                 Option Plan, as amended (incorporated by reference to Exhibit B to the Company's 2000
                 Definitive Proxy Statement filed with the Commission on May 18, 2000).

4.2 Specimen form of certificate representing Common Stock, par value $.10 per share (incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1990).

4.3 Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit A to the Company's 1999
                 Definitive Proxy Statement filed with the Commission on May 20, 1999).

4.4 Bylaws of the Company (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,
                 1994).

5.1              Opinion of Winstead Sechrest & Minick P.C.*

23.1             Consent of Winstead Sechrest & Minick P.C.
                 (included in Exhibit 5.1).*

23.2             Consent of Deloitte & Touche LLP.*

24.1 Power of Attorney (included on the signature page of the Registration Statement).*

________________
* filed herewith

                            SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on August 24, 2000.



CEC ENTERTAINMENT, INC.



By:  /s/ MICHAEL H. MAGUSIAK
          Michael H. Magusiak
          President




                          POWER OF ATTORNEY

  Each person whose signature appears below hereby authorizes Richard M. Frank or Michael H. Magusiak to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as each of them deems appropriate, and each such person hereby appoints Richard M. Frank or Michael H. Magusiak as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

  Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                         Title                     Date
---------                         -----                     ----

/s/ RICHARD M. FRANK       Chairman of the Board of
Richard M. Frank           Directors, Chief Executive     August 24, 2000
                           Officer and Director
                           (Principal Executive Officer)


/s/ MICHAEL H. MAGUSIAK    President and Director         August 24, 2000
Michael H. Magusiak


/s/ RODNEY CARTER          Executive Vice President,      August 24, 2000
Rodney Carter              Chief Financial Officer and
                           Treasurer


/s/ RICHARD T. HUSTON       Executive Vice President      August 24, 2000
Richard T. Huston           and Director



/s/ TIM T. MORRIS          Director                       August 24, 2000
Tim T. Morris



/s/ LOUIS P. NEEB          Director                       August 24, 2000
Louis P. Neeb


/s/ CYNTHIA I. PHARR       Director                       August 24, 2000
Cynthia I. Pharr


/s/ WALTER TYREE           Director                       August 24, 2000
Walter Tyree



/s/ RAYMOND E.WOOLDRIDGE   Director                       August 24, 2000
Raymond E. Wooldridge




                                 EXHIBIT INDEX
                                 =============


Exhibit No.      Description
-----------      -----------

4.1              CEC Entertainment, Inc. 1997 Non-Statutory Stock
                 Option Plan, as amended (incorporated by reference to Exhibit B to the Company's 2000
                 Definitive Proxy Statement filed with the Commission on May 18, 2000).

4.2 Specimen form of certificate representing Common Stock, par value $.10 per share (incorporated by reference to Exhibit 4(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1990).

4.3 Amended and Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit A to the Company's 1999
                 Definitive Proxy Statement filed with the Commission on May 20, 1999).

4.4 Bylaws of the Company (incorporated by reference to Exhibit 3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30,
                 1994).

5.1              Opinion of Winstead Sechrest & Minick P.C.*

23.1             Consent of Winstead Sechrest & Minick P.C.
                 (included in Exhibit 5.1).*

23.2             Consent of Deloitte & Touche LLP.*

24.1 Power of Attorney (included on the signature page of the Registration Statement).*


-----------------
* filed herewith



                             EXHIBIT 5.1
                             -----------

                      OPINION OF LEGAL COUNSEL




August 24, 2000



CEC Entertainment, Inc.
4441 West Airport Freeway
Irving, Texas 75602

Gentlemen:

  CEC Entertainment, Inc., a Kansas corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 350,000 shares of common stock, $.10 par value per share (the "Common Stock"), of the Company, and such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares collectively referred to as the "Securities"). Such Securities are to be issued pursuant to the Company's 1997 Non-Statutory Stock Option Plan, as amended (the "Plan").

  We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

  Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery of the Securities in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, the Securities will be validly issued, fully paid and nonassessable shares of Common Stock.

  Our opinion is limited in all respects to the substantive law of the State of Texas, federal law and our review of relevant provisions of the General Corporation Code of Kansas as set forth in the unofficial compilation of such law prepared and published by Aspen Law and Business in Volume 4 of its Prentice-Hall Corporation State Statutes series.

  This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                  Respectfully submitted,

                                  WINSTEAD SECHREST & MINICK P.C.



                               EXHIBIT 23.2
                               -------------


                   CONSENT OF INDEPENDENT PUBLIC AUDITORS


We consent to the incorporation by reference in this Registration Statement of CEC Entertainment, Inc. on Form S-8 of our report dated March 6, 2000, appearing in the Annual Report on Form 10-K of CEC Entertainment, Inc. for the year ended January 2, 2000.


DELOITTE & TOUCHE LLP


Dallas, Texas
August 24, 2000